Exhibit 10.1

EXECUTION VERSION

March 26, 2025

FS CREIT FINANCE WF-2 LLC

201 Rouse Boulevard

Philadelphia, PA 19112

Re:	Amendment No. 1 to Master Repurchase and Securities Contract

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase and Securities Contract, dated as of October 18, 2024, by and between FS CREIT FINANCE WF-2 LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) (as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

1.	Amendments to the Agreement. Buyer and Seller acknowledge and agree that the Agreement is hereby amended as follows:

a.	Article 2 of the Agreement is hereby amended by amending and restating the defined term “Maximum Amount” in its entirety to read as follows:

“Maximum Amount”: From and after March 26, 2025, $213,428,356.74, as such amount shall be decreased by (i) the amount of each Principal Payment to the extent applied to reduce the Purchase Price of any Purchased Asset, (ii) each repurchase by Seller in whole or in part of any Purchased Asset and (iii) all other amounts applied in accordance with the terms hereof to reduce the Purchase Price of any Purchased Asset, other than, in each case, repayments or repurchases in part with respect to any Defaulted Assets as required pursuant to Section 3.04 or as a result of application of Release Amounts to reduce the Purchase Price with respect to Assets that are Defaulted Assets unless the applicable Asset is repurchased in whole. In no event shall the Maximum Amount be increased by the funding of a Future Funding Amount in connection with any Future Funding Transaction.

b.	The introductory paragraph of Section 3.10 of the Agreement is hereby amended by deleting such paragraph in its entirety and replacing it as follows:

Following the Closing Date, Seller shall be permitted to enter into Future Funding Transactions with Buyer as agreed to by Buyer in the related Confirmation with respect to the related Purchased Asset on each applicable Future Funding Permitted Date, Buyer may, in its sole and absolute discretion, enter into any such Future Funding Transaction. Buyer’s agreement to enter into any such Future Funding Transaction, as agreed to by Buyer in the related Confirmation, is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof.

c.	Clause (ii) of Section 3.10 of the Agreement is hereby amended by deleting such clause in its entirety and replacing it as follows:

For each proposed Future Funding Transaction, no less than five (5) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer a Future Funding Request Package. Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Purchased Asset as Buyer determines. Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall be entitled to make a determination, in the exercise of its sole and absolute discretion, whether, in the case of a Future Funding Transaction, it shall or shall not advance the requested Future Funding Amount. If Buyer determines not to advance a requested Future Funding Amount with respect to any Purchased Asset, Seller shall promptly satisfy all future funding obligations with respect to each Purchased Asset as and when required pursuant to the related Purchased Asset Documents, together with the terms of this Agreement. In connection with each Future Funding Transaction, Seller shall have certified to Buyer in writing as of the Future Funding Date and the Future Funding Permitted Date on or next following such Future Funding Date, that (A) all of the applicable conditions precedent for a Transaction, as described in Section 6.02 and all applicable conditions precedent described in this Section 3.10, have been met by Seller, (B) the related Purchased Asset is an Eligible Asset, (C) previously or simultaneously with Buyer’s funding of the Future Funding Transaction, Seller shall have paid to Buyer the applicable Funding Fee, (D) all related conditions precedent set forth in the related Purchased Asset Documents have been satisfied, (E) previously or simultaneously with Buyer’s funding of the Future Funding Transaction, Seller shall have funded or caused to be funded to the Underlying Obligor (or to an escrow agent or as otherwise directed by the Underlying Obligor) its pro rata portion of the related future advance (or, if the Future Funding Date occurs prior to the Future Funding Permitted Date and the Purchased Asset Documents require such funding, the entire future advance) to the Underlying Obligor, (F) after giving effect to the requested Future Funding Transaction, the aggregate Future Funding Amounts funded by Buyer in respect of the applicable Purchased Asset shall not exceed the aggregate Future Funding Amount set forth on the initial Confirmation for such Purchased Asset on the related Purchase Date therefor, (G) Seller shall be in compliance with the Defaulted Asset Concentration Limit and (H) no Event of Default or monetary or material non-monetary Default shall have occurred and be continuing on the Future Funding Date and the applicable Future Funding Permitted Date (collectively, the “Future Funding Transaction Conditions”). Notwithstanding any other provision herein or otherwise, Buyer shall have no obligation to enter into any Future Funding Transaction (even with respect to any Purchased Asset identified on the applicable Purchase Date as having future funding obligations). Any determination to enter into a Future Funding Transaction shall be made in Buyer’s sole and absolute discretion. If Buyer determines to enter into a Future Funding Transaction, upon Buyer’s satisfaction in its good faith discretion that the Future Funding Transaction Conditions have been satisfied, Buyer shall advance the requested Future Funding Amount in accordance with clause (iii) below. If Buyer determines that the Future Funding Transaction Conditions have not been satisfied and does not advance the requested Future Funding Amount with respect to any such Future Funding Transaction, Seller shall promptly satisfy all future funding obligations with respect thereto as and when required pursuant to the related Purchased Asset Documents, together with the terms of this Agreement.

2.	Miscellaneous.

a.	This Amendment is a Repurchase Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof. Guarantor hereby acknowledges and confirms that the Guarantee Agreement remains in full force and effect notwithstanding this Amendment and reaffirms its obligations under the Guarantee Agreement. Pledgor hereby acknowledges and confirms that the Pledge Agreement remains in full force and effect notwithstanding this Amendment, and hereby reaffirms its obligations under the Pledge Agreement.

b.	THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof.

c.	Except as expressly amended and modified by this Amendment, the Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Agreement” or the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Agreement, as amended by this Amendment, and (z) each reference in the Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Agreement shall be deemed to be references to the Agreement, as amended by this Amendment.

d.	Seller, Guarantor, Pledgor and Buyer have entered into this Amendment to amend the terms of the Agreement, and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Agreement, the Pledge Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Agreement and the Pledge Agreement are preserved, and (ii) the liens and security interests granted under the Agreement and the Pledge Agreement continue in full force and effect.

e.	Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

Please indicate your acknowledgment of, and agreement to, the terms of this Amendment by executing and returning a counterpart of this Amendment to Buyer.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

By:	/s/ H. Lee Goins III
Name: H. Lee Goins III
Title: Managing Director

Signature Page to Amendment No. 1 to Master Repurchase and Securities Contract (Wells – FS Rialto CLO Recap)

Acknowledged and agreed:

FS CREIT FINANCE WF-2 LLC,
a Delaware limited liability company

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

Signature Page to Amendment No. 1to Master Repurchase and Securities Contract (Wells - FS Rialto CLO Recap)

Pledgor:

FS CREIT FINANCE HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

Signature Page to Amendment No. 1to Master Repurchase and Securities Contract ('VY ells - FS Rialto CLO Recap)

Guarantor:

FS CREDIT REAL FSTAIE INCOME JR.UST, INC.,
a Maryland corporation

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

Signature Page to Amendment No. 1 to Master Repurchase and Securities Contract (Wells- FS Rialto CID Recap)